Exhibit 5.2

                               [Letterhead of ]

                            CRAVATH, SWAINE & MOORE

                               [New York Office]

                                                                  July 2, 2001

                             Flowserve Corporation

                      Registration Statement on Form S-3



Dear Ladies and Gentlemen:

          We have acted as special counsel for Flowserve Corporation, a New York corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") relating to
(i) debt securities of the Company, which may be senior (the "Senior Securities") or subordinated (the "Subordinated Securities" and, collectively with the Senior Securities, the "Debt Securities"); (ii) shares of preferred stock, $1.00 par value per share, of the Company (the "Preferred Stock");
(iii) shares of common stock, $1.25 par value per share of the Company (the "Common Stock"); and (iv) guarantees of the Debt Securities (the "Guarantees") issued by the Guarantors (as defined in the Registration Statement). The Debt Securities, Preferred Stock, Common Stock and the Guarantees being registered under the Registration Statement will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, (the "Securities Act").

          In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including without limitation, the form of Indenture (the "Indenture") to be entered into by the Company, the Guarantors and the


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Trustee (the "Trustee") to be named in a Prospectus Supplement relating to an issuance of Debt Securities.

          Based on the foregoing, we are of the opinion as follows:

          1. When the Indenture shall have been duly authorized, executed and delivered by each of the Company, the Guarantors and the Trustee, the Indenture will constitute a legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

          2. When (i) the Registration Statement shall have become effective under the Securities Act, (ii) the blue sky or securities laws of certain states shall have been complied with, (iii) the Indenture shall have been executed and delivered by each of the Company, the Guarantors and the Trustee and duly qualified under the Trust Indenture Act of 1939, as amended, and (iv) the Debt Securities shall have been duly authorized, executed, authenticated and delivered against payment therefor, the Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing,


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             regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3. When (i) the Registration Statement shall have become effective under the Securities Act, (ii) the blue sky or securities laws of certain states shall have been complied with, (iii) the Indenture shall have been executed and delivered by each of the Company, the Guarantors and the Trustee and duly qualified under the Trust Indenture Act of 1939, as amended, and (iv) the Guarantees shall have been duly authorized, executed, authenticated and delivered, the Guarantees will constitute legal, valid and binding obligations of each of the Guarantors, enforceable against the Guarantors in accordance with their terms and entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).


          We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America.


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          We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. We also consent to the use of our name under the caption "Validity of Securities" in the Prospectus contained in the Registration Statement.

                                              Very truly yours,

                                              /s/Cravath, Swaine & Moore
                                                 Cravath, Swaine & Moore


Flowserve Corporation
   222 West Las Colinas Blvd.
      Suite 1500
         Irving, TX  75039-5421